SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box: [X] Preliminary Proxy Statement [ ] Definitive Proxy Statement [ ] Definitive Additional Materials [ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             RCM TECHNOLOGIES, INC.
                (Name of Registrant as Specified in its Charter)

                             RCM TECHNOLOGIES, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:
       ...................................................................
     2)  Aggregate number of securities to which transaction applies:
        ..................................................................
     3) Per unit price or other underlying value of transaction
           computed pursuant to Exchange Act Rule    0-11:
       ..................................................................
     4)  Proposed maximum aggregate value of transaction:
        .................................................................
Set forth the amount on which the filing fee is calculated and state how it was determined.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)  Amount previously Paid:
        .................................................................
         2)  Form, Schedule or Registration Statement No.
        .................................................................
         3)  Filing Party:
        .................................................................
         4)  Date Filed:
        .................................................................

(added by Exch Act Rel No. 31905, eff 4/26/93.)

                             RCM TECHNOLOGIES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 29, 1996

TO OUR STOCKHOLDERS:

                  The Annual Meeting of Stockholders (the "Meeting") of RCM TECHNOLOGIES, INC. (the "Company") will be held on Friday, March 29, 1996 at 6:00 P.M. (prevailing time), at the Philadelphia Marriott Hotel, 1201 Market Street, Philadelphia, Pennsylvania, for the following purposes:

      1. To elect five (5) directors to serve until the expiration of their respective terms and until their respective successors shall be elected and qualified.

      2. To consider and vote upon a proposal to amend the Articles of Incorporation to effect a reverse split of the Company's issued and outstanding Common Stock on the basis that each five (5) shares then outstanding will be converted into one share (the "Reverse Split").

      3. To consider  and vote upon an  amendment  to the  Company's
Articles of Incorporation authorizing the Board of Directors to issue up to 5,000,000 shares of Preferred Stock having such rights, privileges, designations and preferences as may be determined by the Board of Directors.

      4. To consider  and vote upon an  amendment  to the  Company's
Articles of Incorporation described under the caption "PROPOSAL 4. OTHER ARTICLES AMENDMENTS" beginning on page __ of the attached Proxy statement.

          5. To ratify the appointment of Grant Thornton LLP as independent auditors for the Company for the fiscal year ending October 31, 1996;

      6. To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

         The Board of Directors has fixed January 31, 1996, as the record date for the determination of stockholders entitled to vote at the Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Meeting.

                  YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSON ALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                  By  order  of the  Board of Directors.

                                  Leon Kopyt, President
________, 1996

                                                            PRELIMINARY COPIES

                             RCM TECHNOLOGIES, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 29, 1996


         This Statement is furnished to Stockholders by the Board of Directors of RCM Technologies, Inc. (the "Company") whose principal executive offices are located at 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109, in connection with the solicitation of the accompanying proxy to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on March 29, 1996 at 6:00 P.M. (prevailing time) at the Philadelphia Marriott Hotel, 1201 Market Street, Philadelphia, Pennsylvania, and at any postponement or adjournment thereof. The approximate date on which this Proxy Statement, the Notice of Meeting and accompanying proxy are first being sent to stockholders is February 1, 1996.

         Sending in a signed proxy will not affect the stockholder's right to attend the Meeting and vote in person since the proxy is revocable. Any stockholder giving a proxy has the power to revoke it by, among other methods, giving written notice to Leon Kopyt, President of the Company, at any time before the proxy is exercised.

         The expense of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by directors, officers or employees of the Company and its subsidiaries who will receive no additional compensation therefor. The Company is required to pay the reasonable expenses incurred by record holders of the Company's Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual shareholder reports to any beneficial owners of Common Stock of the Company they hold of record, upon request of such record holders.

         A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of the Company's Common Stock, FOR each of the matters specified and in accordance with the judgment of the persons voting the proxies on any matter that may properly be brought before the Meeting.

         Election of Directors will be by a plurality of the votes of the holders of shares of common stock voting in person or by proxy at the meeting. Approval of Proposals 2, 3, and 4 will be determined by the affirmative vote of the holders of a majority of the Company's outstanding common stock.
Ratification of the appointment of the independent auditors shall be by the affirmative vote of a majority of those shares voted at the meeting. Under Nevada law abstaining votes are deemed to be present for purposes of determining whether a quorum is present at a meeting. On any matter voted upon an abstention will have the same effect as a negative vote.

         The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Company does not know, a reasonable time before the proxy solicitation, are to be presented at the Meeting; (ii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iii) matters incident to the conduct of the Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.


                     VOTING SECURITIES AND PRINCIPAL HOLDERS

         The Board of Directors has fixed the close of business on January 31, 1996 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. Each stockholder of record as of the Record Date will be entitled to one vote for each share of Common Stock, par value $0.05 per share, of the Company (the "Common Shares") outstanding and held of record by him on that date. At the Record Date, there were outstanding 15,961,118 Common Shares (excluding treasury shares), all of which were entitled to vote at the Meeting. The presence at the Meeting of a majority of the total number of outstanding Common Shares constitutes a quorum.

         No person was known to the Company as of the Record Date to be the beneficial owner of more than five percent of the Company's Common Stock.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         At the Meeting, five directors are to be elected to hold office until the expiration of their respective terms and until their successors have been elected and qualified. Directors will be elected by a plurality of the votes of the holders of shares of Common Stock voting in person or represented by proxy at the Meeting.

         The By-Laws of the Company were amended by the Board of Directors on January 25, 1995 to provide for three classes of directors whose terms will expire in consecutive years. The Board determined that establishing staggered terms was an effective way to provide stability and continuity in the governance of the Company. Each nominee as a Class A director will be elected to serve a term expiring at the Annual Meeting in 1997 or until his successor has been elected and qualified. Each nominee as a Class B director will be elected to serve a term expiring at the Annual Meeting in 1998 or until his successor has been elected and qualified. Each nominee as a Class C director will be elected to serve a term expiring at the Annual Meeting in 1999 or until his successor has been elected and qualified. The current terms of all incumbent directors will end at the Meeting.

         It is the intention of the persons named in the accompanying proxy to vote each proxy executed and returned by a stockholder for the election of the five nominees as directors of the Company, unless authority to do so is withheld on such proxy. All of the nominees are now directors of the Company. Should any candidate for director become unavailable for any reason, such proxies will be voted for the alternate candidate, if any, chosen by the Board of Directors. Each nominee has consented to serve if elected and the Company has no reason to believe that any of the nominees will be unable to serve.


                 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                        Director            Age as of             Term
Class A Directors       since             January, 1996          Expires
-----------------      ---------        -----------------        -------

Norman S. Berson         1987                   69                  1997

         Mr. Berson has been a shareholder in the law firm of Fineman & Bach, P.C., and its predecessors, of Philadelphia, Pennsylvania, since 1981. The Company has retained Fineman & Bach, P.C. to represent it on various legal matters. From 1967 to 1982, Mr. Berson was a member of the House of Representatives of the Commonwealth of Pennsylvania. Mr. Berson has been a director of the Company since August, 1987.

                        Director            Age as of             Term
Class B Directors       since             January, 1996          Expires
-----------------      ---------        -----------------        -------

Robert B. Kerr           1994                   53                  1998

Woodrow B. Moats, Jr.    1994                   63                  1998

         Mr. Kerr is a founder and partner of Everingham & Kerr, Inc., a merger and acquisition consulting firm located in Haddon Heights, New Jersey, which provides professional intermediary services and other consulting services to small and middle market manufacturing, distribution and service businesses. From 1974 to 1987 Mr. Kerr was Vice President, Sales, for Shieldalloy Corporation, a specialty metals producer. Mr. Kerr received a B.S. Mechanical Engineering and a B.A. Arts and Sciences from Pennsylvania State University in 1965 and an M.B.A. in Management from Wayne State University in 1970. Mr. Kerr has been a Director since February, 1994.


         Mr. Moats is President of W.B. Moats & Associates, Berwyn, Pennsylvania, a marketing communications organization specializing in business to business marketing. From 1975 to 1980 he was Senior Vice President - Corporate Marketing and Public Relations of National Railway Utilization Corporation. Mr. Moats is a graduate of the University of Miami, Florida as a marketing major specializing in advertising. Mr. Moats has been a Director since February 24, 1994.


                         Director            Age as of            Term
Class C Directors        since             January, 1996         Expires
-----------------       ---------     ------------------         -------

Leon Kopyt                1991                49                    1999

Stanton Remer             1992                44                    1999

     Mr. Kopyt was elected President on January 23, 1992 and from May 1, 1990 to that date served as Chief Operating Officer of the Company. His prior positions with the Company were that of Chief Financial Officer and Treasurer. Mr. Kopyt's prior experience includes serving as a Board Member of MTS Corporation, Philadelphia, and Socimi International, Milan, Italy, sister companies which manufacture transportation and defense products. Mr. Kopyt holds a B.S. degree in Electrical Engineering and has attended MBA course work at Wharton. Mr. Kopyt has been a Director since 1991.

     Mr. Remer was elected Chief Financial Officer and Treasurer on May 19, 1994. Mr. Remer is a Certified Public Accountant with an MBA in Finance from Temple University and a B.S. in Textile Science from the Philadelphia College of Textiles & Science. Mr. Remer has a diverse accounting and financial background. Prior experiences include Chief Financial Officer for Sterling Supply Corporation and Managing Partner of a regional accounting firm. Mr. Remer has been a Director since 1992.

                        BOARD OF DIRECTORS AND COMMITTEES

         During the fiscal year ended October 31, 1995, there were four (4) meetings of the Board of Directors. The Board of Directors has designated from among its members an Executive Committee, which consists of Mr. Kopyt and Mr. Remer; a Compensation Committee, which currently consists of Messrs. Moats and Kerr; and an Audit Committee, which currently consists of Messrs. Kerr and Berson. The Executive Committee, which has the authority of the Board of Directors to manage the business of the Company between formal meetings of the full Board, did not meet during the fiscal year ended October 31, 1995. The Compensation Committee, which reviews and recommends salaries for officers and administers the Company's Incentive Stock Option Plans, held two (2) meetings during the fiscal year. The Audit Committee, which reviews the Company's financial and accounting practices and controls, held one (1) meeting during the fiscal year.

         In fiscal year 1995, each director attended at least 75% of the total number of Board meetings and meetings of committees of which he was a member.

         Directors who are in the employ of the Company do not receive any directors' fees. Directors who are non-salaried receive $750.00 for each director's meeting they attend and $300.00 for each special committee meeting or special assignment. Special assignments are duties performed by Board members in addition to regularly assigned tasks as Board members. Mr. Berson waived all fees related to his service on the Board. Fineman & Bach, P.C. of which Mr. Berson is a shareholder, rendered legal services to the Company during 1995.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

         The following table sets forth as of the Record Date the number of shares of the Company's Common Stock owned by each director or nominee for director of the Company, and all directors and officers of the Company as a group. Unless otherwise indicated, each person set forth below has sole voting and investment power on the shares reported. In addition, a person is deemed to have beneficial ownership of the shares that such person has the right to acquire within sixty (60) days after the Record Date.

                               Shares of Common
                               Stock Beneficially                 Percent
        Name                   Owned at January, 1996 (1)         of Class (2)
---------------------          ----------------------             --------

Leon Kopyt  (3)                   461,600                           2.9%
Director, President,
Chief Executive Officer

Stanton Remer (5)                 165,000                             1%
Director, Chief Financial
Officer, Treasurer

Norman S. Berson (4)               50,000                              *
Director

Robert B. Kerr (6)                 50,000                              *
Director

Woodrow B. Moats, Jr. (6)          50,000                              *
Director

All Directors and Officers        776,600                           4.9%
  as a group  (5 persons)

*        Represents less than 1% of the Company's outstanding Common Stock.

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Act of 1934 and, accordingly, may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to certain of the securities.

(2) 314,000 shares of Common Stock held in treasury were deducted from the total Common Stock outstanding at January 5, 1996 when computing the percentage of Common Stock.

     (3) Includes presently exercisable options under the 1986 Plan to purchase 10,000 shares at an exercise price of $3.9688 per share granted on April 24, 1991, exercisable options under the 1986 Plan to purchase 77,000 shares at an exercise price of $.25 per share granted on April 20, 1993, exercisable options under the 1992 Plan to purchase 23,000 shares at an exercise price of $.25 per share granted on April 22, 1993, exercisable options under the 1992 Plan to purchase 50,000 at an exercise price of $.6875 granted on April 15, 1994, exercisable options under the 1992 Plan to purchase 100,000 at an exercise price of $.53125 granted on July 15, 1994, not presently exercisable options under the 1992 Plan to purchase 251,000 shares at an exercise price of $.53125 per share granted on July 15, 1995.

     (4) Includes options under the 1994 Nonemployee Director Stock Option Plan to purchase 50,000 shares (25,000 shares are not exercisable) at an exercise price of $.6875 per share granted on May 19, 1994.

     (5) Includes exercisable options under the 1992 Plan to purchase 50,000 shares at an exercise price of $.53125 granted on July 15, 1994, and includes options under the 1994 Nonemployee Director Stock Option Plan to purchase 50,000 shares (25,000 are not exercisable) at an exercise price of $.6875 per share granted on May 19, 1994 and includes not presently exercisable options under the 1992 Plan to purchase 50,000 shares at an exercise price of $.53125 granted on July 15, 1995.

     (6) Includes options under the 1994 Nonemployee Director Stock Option Plan to purchase 50,000 shares (40,000 shares are not exercisable) at an exercise price of $.6875 per share granted on May 19, 1994.

Cataract Voting Agreement

         Effective August 31, 1995 the Company completed the acquisition of Cataract, Inc., a Pennsylvania corporation ("Cataract") pursuant to a Merger Agreement dated July 31, 1995 (the "Merger Agreement").

         Pursuant to the terms of the Merger Agreement, the Cataract shareholders pledged, pursuant to a certain Pledge Agreement, the Company's stock they received as part of the merger consideration, approximately 1,561,553 shares, in order to guarantee certain performance criteria of Cataract established in the Merger Agreement. The Pledge Agreement expires on November 30, 1998, during which time the Company, as pledgee, has the right to exercise all voting rights with respect to the pledged stock.

         The Company intends to vote the pledged stock in favor of Proposals 1 to 5 inclusive.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes of ownership of the Company's securities with the Securities and Exchange Commission. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of those filings and written representations from the Company's directors and executive officers, the Company believes that all filing requirements were satisfied by such persons during the fiscal year ended October 31, 1995.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation of the Company's principal executive officers for the fiscal year ended October 31, 1995. The Company was not a party to any plans or arrangements providing cash or non-cash forms of compensation to its principal executive officers, other than as listed below.



                           SUMMARY COMPENSATION TABLE
                                                                              Long-Term
                                       Annual Compensation                   Compensation

                                                                               Securities
Name and                                                                       Underlying
Principal            Fiscal                                                    Options                    All Other
Position              Year              Salary           Bonus                 SARs (#)                 Compensation
Compensation

Leon Kopyt,
President, CEO
(Principal            1995            $249,161          $26,300                201,500                  $11,062 (1)
Executive             1994            $209,955          $40,000                150,000                   $9,262 (1)
Officer)              1993            $172,536          $17,582                100,000                   $7,336 (1)

Stanton Remer
Chief Financial
Officer,
Treasurer
(Principal            1995             $83,078                                  50,000                  $2,345  (1)
Accounting            1994             $36,347                                  50,000                  $2,334  (1)
Officer) (2)

    (1)  Represents premiums paid for life and disability insurance.
    (2)  Employment commenced May 28, 1994


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    Potential Realizable Value
                                                                                    of Assumed Annual Rates
                                                                                    of Stock Price Appreciation
                                    Individual Grants                               for Option Term (2)
                                    -----------------                               -------------------
               Number of
               Securities
               Number of            % of Total
               Underlying           Options/SARs
               Options/             Granted to         Exercise
               SARs                 Employees in       or Base        Expiration
  Name         Granted(1)           Fiscal Year        Price ($/Sh)   Date              5%             10%
  ----         ------------         ------------       ------------   ----             ----           ----


Leon Kopyt      201,500               80.1%            $.53125           7/15/05       $67,321      $170,605

Stanton Remer    50,000               19.9%            $.53125           7/15/05       $16,705       $42,334

    (1)        Options  are  exercisable  one year  from the date of the  grant.
               Shares received upon exercise of option may not be sold for at least one year from the date of exercise.

               OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES





                    Number of Securities                  Value of Unexercised
                    Underlying Exercised                  In-the-Money Options
                    Options/SARs                          Options/SARs
                    at FY-End (#) Shares                  at FY-End ($)
                    --------------------                  -------------

                  Shares
                  Acquired on       Value       Exercisable/     Exercisable/
  Name            Exercise (#)     Realized    Unexercisable    Unexercisable
  ----            ------------     --------    -------------    -------------

Leon Kopyt             0             0             260,000/         $31,250/
                                                   201.500          $31,485

Stanton Remer          0             0              75,000/         $ 7,813/
                                                    75,000          $ 7,813


     (1) Based on the NASDAQ closing asked price of the Company's Common Stock on October 31, 1995 of $.65625.

Details of number of shares and value of unexercised "in the money options":

                             Price       Price
  Name       # Shares     Option Price   10/31/95    Per Share  Total Value
  ----       --------      ----------   -----------   ---------- -----------

Leon Kopyt    461,500    $.25-$3.97      $.6875      $.156-$.438     $62,735

Stanton Remer 150,000    $.531-$.688     $.6875      $.156           $15,626

Employment Agreement

        Pursuant to an Employment Agreement dated April 15, 1994, the Company has agreed to employ Mr. Kopyt as President and Chief Executive Officer for a period of two years with a base annual salary of $235,000 and $260,000 per annum respectively and an annual auto expense allowance of $14,400 for the twelve months ended April 30, 1995 and 1996, respectively. In addition to the compensation provided for under the Agreement, Mr. Kopyt is to receive a bonus based on the consolidated operating profits before taxes for fiscal years ending October 31, 1994 and 1995 as follows: 1) up to $750,000 - 3% bonus, 2) in excess of $750,000 - 2% bonus. The bonus earned for fiscal 1994 amounted to $40,500 and for fiscal 1995 amounted to $26,300.

Termination Benefits Agreement

        The Company has a termination benefits agreement with the President which grants the right to receive up to 2.99 times the average aggregate annual compensation as reported for federal income tax purposes for the past five years plus continuation of certain benefits, and provides for the surrender of stock options in exchange for the payment by the Company of the difference between the option price and the share price on the date of change of control (as defined) within a period of five years thereafter or termination (as defined) whichever is higher. The maximum contingent liability as of December 31, 1995 for salary and incentive compensation is approximately $684,500.

Compensation Pursuant to Plans

RCM Technologies, Inc. 401K Retirement Plan

        As of October 31, 1995 the Company maintains two 401K plans which consist of a plan for the eligible employees of Intertec Design, Inc. and a plan for the eligible employees of Cataract, Inc., both wholly owned subsidiaries of the Company. Both plans are substantially identical. The 401K Plan is a profit-sharing plan, including a cash or deferred arrangement pursuant to
Section 401(k) of the Internal Revenue Code of 1986, as amended, sponsored by the Company for purposes of providing eligible employees an opportunity to defer compensation and have such deferred amounts contributed to the 401K Plan on a pre-tax basis, subject to certain limitations. The Company may, in the discretion of the Board of Directors, make contributions of cash to match deferrals of compensation by participants.

        The 401K Plan permits participants to invest their contributions in one or more investment options offered by the Plan Administrator. To be eligible to defer compensation and to receive contributions of the Company, a person must be an employee of the Company or one of the Company's subsidiaries and must have completed six months as such an employee and attained the age of 21. The 401K Plan provides for administration of the 401K Plan by the Company as the Administrator, acting through its Chief Executive Officer or his delegates.

        The Company made no contributions of cash to the 401K Plan to match deferrals of compensation by participants in the fiscal years ending October 31, 1995, 1994 or 1993. No executive officers contributed to the 401K Plan during the last three fiscal years. The amounts contributed by all employee participants, excluding officers, during the period November 1, 1992 to October 31, 1995 totaled $641,298.

                      REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee annually reviews the compensation of the Company's executive officers, Messrs. Kopyt (Chairman, President and Chief Executive Officer) and Remer (Chief Financial Officer).

        As noted above, Mr. Kopyt has an employment agreement which commenced April 15, 1994 which provides for base compensation, an auto allowance and a bonus calculated as a percentage of the Company's consolidated operating profits before taxes. As of the date of this Report, Mr. Remer does not have an employment agreement, and his compensation is set annually by the Board based upon the Compensation Committee's recommendation.

        In addition to compensation provided pursuant to their employment agreements, the executive officers were granted stock options pursuant to the Company's Incentive Stock Option Plan. Grants of options are intended to be a significant portion of total executive compensation and are intended to align the executive's interest with those of the Company's stockholders. In light of the relatively limited trading volume in the Company's common stock, the Compensation Committee believes that financial performance is a better indicator of executive performance than the Company's share price. In assessing such performance, the Compensation Committee examines a number of financial indicators, such as net sales, operating income, net income and earnings per share. However, compensation decision are not based upon any precise formula and no factor is accorded any greater weight than the other factors.

        During the fiscal year ended October 31, 1994, the Company achieved records in each of the four indicators of financial performance. In light of these results, the Board, with the Compensation Committee's approval, provided Mr. Kopyt with an increase in the number of options granted to 201,500 from 150,000 the year before. In addition, Mr. Remer's base salary was increased to $100,000 per year from the prior level of $80,000.

By the Compensation Committee
Robert B. Kerr
Woodrow B. Moats, Jr.

Comparison of Five -Year Cumulative Total Returns

        The following graph compares the performance of the Company's Common Stock with the performance of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index") and a peer group index by measuring the changes in common stock prices from October 31, 1990, plus assumed reinvested dividends. The Securities and Exchange Commission's rules require, if a published peer group does not exist, that a company create a peer group index with which to compare its stock performance by selecting a group of companies in lines of business similar to its own. The Company has found no published peer group which accurately mirrors the Company's business. Accordingly, the Company has created a special peer group index that includes companies in the principal lines of business in which the Company does business. The common stocks of the following companies have been included in the Peer Group Index: Amserv Healthcare, Inc., General Employment Enterprises, C.H. Heist Corp., Joule, Inc., National Technical Systems, Inc., Right Management Consultants, Winston Resources, Brandon Systems Corp., GTS Duratek, Inc., Keane, Inc., On Assignment, Inc., Uniforce Temp Personnel, Inc. and Care Group, Inc. The chart assumes that $100 was invested on October 31, 1990 in the Company's Common Stock, the S&P 500 Index and the peer group index, and that all dividends were reinvested. In addition, the graph weighs the peer group on the basis of its respective market capitalization, measured at the beginning of each relevant time period.

[GRAPHIC OMITTED]


Total Return Analysis

                        10/31/90    10/31/91    10/31/92    10/31/93    10/31/94     10/31/95
                        --------    --------    --------    --------    --------     --------

RCM Technologies, Inc    $100         $49.12      $7.89      $16.67     $18.42        $19.30
Peer Group               $100        $133.16    $109.42     $211.64    $285.25       $375.92
Nasdaq Composite (US)    $100        $169.20    $190.79     $245.84    $247.20       $332.07


                                   PROPOSAL 2
                                PROPOSAL TO AMEND
                          CERTIFICATE OF INCORPORATION
                               TO EFFECT A 1-FOR-5
                               REVERSE STOCK SPLIT


Summary of the Proposed Reverse Stock Split

     The Board of Directors has unanimously adopted a resolution recommending the advisability of, and submits to the shareholders for approval, a proposal to amend the Company's Articles of Incorporation to effect a reverse split of the Company's Common Stock so that, on the effective date of the Amendment as hereafter defined, every five (5) outstanding shares of the Company's Common Stock will automatically be converted into one (1) share of common stock (the "Reverse Split"). The number of shares issuable upon exercise of outstanding warrants and stock options and the exercise price therefor, will also be adjusted to give effect to the Reverse Split. Where fractional shares result from the Reverse Split the Company will issue such additional fraction of a share as is necessary to increase the fractional share to a full share.

     Except  as a  result  of  minor  adjustments  caused  by  the  issuance  of fractional shares, the Reverse Split will not affect any shareholder's proportional equity interest in the Company or the relative rights, preferences, privileges or priorities of any shareholder. The Reverse Stock also will not affect the number of shares of Common Stock authorized (which will remain at 40,000,000) or their par value. Since the reverse Split will decrease the number of shares outstanding, the Proposal will increase the number of shares which may be issued by the Company in the future without shareholder approval, although the Company has no current plans which would require the Company to increase its authorized Common Stock.

     The Board believes that the Reverse Split is advantageous for several reasons:

     First, the Board believes that the current low per share price of the Common Stock and the large number of shares outstanding have a negative effect on the marketability of existing shares and the potential ability of the Company to raise capital by issuing shares. On January 5, 1996 the bid and asked price of the Common Stock on NASDAQ were $0.63 and $0.65 respectively. Many stock brokers are reluctant to deal in low price stocks because of the time consuming procedures that make the handling of such stocks unattractive from an economic standpoint. Further, certain institutional investors have internal policies preventing the purchase of low-priced stocks.

     Second, since a broker's commissions on low-priced stocks generally represent a higher percentage of the gross stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual shareholders paying transaction costs (commissions, mark-ups, mark-downs) which are at a higher percentage of the total share value than would be the case if the Common Stock share price were substantially higher.

     Finally, the Board is hopeful that the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Split and the resulting anticipated increased price level will encourage interest in the Common Stock and possibly promote greater liquidity for the Company's shareholders. Also, although any increase in the market price of the Common Stock resulting from the Reverse Split may be proportionately less than the decrease in the number of shares outstanding, the Reverse Split could result in a higher market price for the shares that will help overcome the reluctance of brokers and investors referred to above and help diminish the adverse impact of trading commissions on the market for the shares.

     The proposed amendment to the Articles of Incorporation implementing proposal 2 is attached hereto as Exhibit "A".

     THERE CAN BE NO ASSURANCE, HOWEVER, THAT ANY OF THE FOREGOING WILL OCCUR OR THAT THE MARKET PRICE FOR THE COMPANY'S COMMON STOCK IMMEDIATELY AFTER THE EFFECTIVE DATE OF THE REVERSE SPLIT WILL BE FIVE TIMES THE MARKET PRICE BEFORE THE REVERSE SPLIT OR THAT THE PRICE FOLLOWING THE REVERSE SPLIT WILL EITHER EXCEED OR REMAIN IN EXCESS OF THE CURRENT MARKET PRICE.

Effective Date

     The Amendment will be effective as of the date and time that the Amendment is filed with the Secretary of State of the State of Nevada in accordance with the Nevada General Corporation Law (the "Effective Date"). If approved, the Company plans to file such Amendment as soon as practicable. The Reverse Split will be effective simultaneously with the Amendment becoming effective.

Exchange of Stock Certificates

     As soon as practicable after the effective date of the Amendment, the Company's transfer agent, American Stock Transfer, will mail transmittal forms to each holder of record of certificates formerly representing shares of the Company's Common Stock to be used in forwarding their certificates for surrender and exchange for certificates representing the number of shares of the Company's Common Stock such shareholders are entitled to receive as a consequence of the Reverse Split. After receipt of such transmittal form, each holder should surrender the certificates formerly representing shares of the Company's Common Stock and such holder will receive in exchange therefor certificates representing the number of shares of the Company's Common Stock to which he is entitled. Such transmittal form will be accompanied by instructions specifying other details of the exchange. Shareholders should not send in their certificates until they receive a transmittal form.

     After the effective date of the Amendment, each certificate representing shares of the Company's Common Stock will, until surrendered and exchanged as described above, be deemed, for all corporate purposes to evidence ownership of the number of shares of the Company's Common Stock into which the shares evidenced by such certificate have been converted. Although shareholders are encouraged to exchange their stock certificates promptly after receipt of the transmittal form, previously outstanding Company stock certificates will constitute "good delivery" in connection with sales through a broker or otherwise, of shares of the Company's Common Stock.

Federal Income Tax Consequences

     The following information is based upon existing law which is subject to change by legislation, administrative action and judicial discussion and is necessarily general. Therefore, shareholders are advised to consult with their tax advisors for more detailed information regarding their individual tax circumstances. Although the Company has not requested a ruling from the Internal Revenue Service as to the federal income tax consequences of the Reverse Split, the Company expects that the federal income tax consequences of the Reverse Split will be as follows:

     (i) The Reverse Split will be a tax-free recapitalization to the Company and its shareholders.

     (ii) The aggregate tax basis of the Common Stock received by a shareholder pursuant to the Reverse Split will be the same as the aggregate tax basis of Common Stock held by such shareholder immediately prior to the Reverse Split.

     (iii) The holding period of Common Stock received pursuant to the Reverse Split will include the holding period of Common Stock converted into such Common Stock, for each person who held Common Stock as a capital asset immediately prior to the Reverse Split.

     (iv) Shareholders will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Split.

     THE BOARD OF DIRECTORS AND MANAGEMENT UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE PROPOSED AMENDMENT.

     Proxies solicited by the Board of Directors will be voted "For" the proposal unless the shareholders indicate to the contrary in their proxies.


                                PROPOSAL NUMBER 3
                        AUTHORIZATION OF PREFERRED STOCK

     The Board of Directors has unanimously adopted a resolution, subject to approval by the shareholders, authorizing an amendment to the Company's Articles of Incorporation to authorize the issuance of up to 5,000,000 shares of Preferred Stock with such rights, privileges, designations and preference as may be determined by the Board of Directors from time to time. Although the Company has no present intention to issue any shares of Preferred Stock, the Board of Directors believes that it is important that the Company have the flexibility to issue shares of Preferred Stock without further shareholder approval. Dividend requirements and any redemption, sinking fund or conversion provision pertaining to shares of the preferred stock, if authorized and issued, may have an adverse effect on the availability of earnings for distribution to holders of common stock and for use with respect to other corporate purposes.

     The Board believes that the complexity of modern business financing and possible future transactions require flexibility in a corporation's capital structure. If the amendment is approved the Board of Directors will have authority to issue Preferred Stock from time to time for any proper corporate purpose including acquisitions of other businesses or properties and the raising of additional capital. Shares of Preferred Stock could be issued publicly or privately, in one or more series and such series of Preferred Stock could rank senior to the Common Stock with respect to, among other things, dividends and liquidation rights.

     Although the Company has no intention to issue shares of Preferred Stock in a manner which would have an anti-takeover effect or otherwise, it should be noted that the issuance of Preferred Stock could have an anti-takeover effect under certain circumstances. Since the voting rights to be accorded to any series of Preferred Stock remain to be fixed by the Board of Directors, the holders of Preferred Stock may, if the Board so authorizes, be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where Nevada law does not require a class vote, or might be given a disproportionately large number of votes. Such Preferred Stock could also be convertible into a large number of shares of Common Stock under certain circumstances or have other terms which might render the acquisition of a controlling interest in the Company more difficult or more costly. Moreover, shares of Preferred Stock could be privately placed with purchasers who might side with the Company's management in opposing a hostile tender offer or other attempt to obtain control. The issuance of Preferred Stock as an anti-takeover device might preclude shareholders from taking advantage of a situation which might be favorable to their interests. The proposed amendment to the Articles of Incorporation implementing Proposal 3 is attached hereto as Exhibit "A".

     THE BOARD OF DIRECTORS AND MANAGEMENT UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE PROPOSED AMENDMENT.

Proxies solicited by the Board of Directors will be voted "For" the proposal unless the shareholders indicate to the contrary in their proxies.


                                   PROPOSAL 4
                            OTHER ARTICLES AMENDMENTS


     Limitation on Power of Shareholders to Effect Future Bylaws Amendments

     The Board of Directors has adopted and submits to the shareholders for approval an amendment to the Company's Articles of Incorporation which would provide that the shareholders will have the power to adopt, amend or repeal the Bylaws of the Company only subject to the procedures applicable to the amendment of the Articles including any provision of law that requires as a condition of such action, the consent of the Board of Directors.

     The Nevada General Corporation Law (the "GCL") provides in general that shareholders cannot effect a fundamental change such as an amendment to the Articles, a merger, consolidation, share exchange, sale of assets or dissolution, without the approval of the Board. On the other hand under the GCL shareholders may change the Bylaws without the consent of the Board of Directors. The proposed amendment to the Articles would provide that, except as provided in the express terms of any series of the Preferred Stock, the shareholders will retain the power to adopt, amend or repeal the Bylaws of the Company but subject to the procedures applicable to the amendment of the Articles, including any provision of law that requires as a condition to such action the consent of the Board of Directors.

     The proposed change could result in the Board adopting provisions regulating or restricting corporate powers, including provisions requiring the vote of classes or series of shares as a condition to the exercise thereof, vesting the powers of the Board of Directors in other than the Board and changing the voting rights of Directors. This change would permit the Board to adopt, without shareholder approval, provisions which may have anti-takeover purposes or effects.

     The proposed amendment to the Articles of Incorporation implementing Proposal 4 is attached hereto as Exhibit "B".

     Possible Anti-Takeover Effects of Proposal 4 are discussed below. See "Possible Anti-Takeover Effects of Certain Proposals".

     THE BOARD OF DIRECTORS AND MANAGEMENT UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE PROPOSED AMENDMENT.

     Proxies solicited by the Board of Directors will be voted "For" the proposal unless shareholders indicate to the contrary in their proxies.

                         POSSIBLE ANTI-TAKEOVER EFFECTS
                              OF CERTAIN PROPOSALS

Effect of Proposals Submitted to the Meeting

     If all the proposals submitted to the Meeting are adopted by the shareholders the existing management of the Company would have available the following additional defenses against unsolicited takeover bids:

     o Authority to issue up to 5,000,000 shares of preferred stock issuable in series with rights and preferences determined by the Board.

     o     Limitation on right of shareholders to effect Bylaw amendments.

     The above are in addition to existing Bylaw provisions providing defenses against unsolicited takeover bids:

     o     Supermajority vote required to call a meeting of shareholders.

     o     Classification of the Board of Directors.

     o     Prior notification of nominations to the Board of Directors.

Other Anti-Takeover Provisions of the Nevada GCL

     Under the Nevada General Corporation Law (ss.78.411 et seq.), any "interested stockholder" (Generally, anyone who beneficially owns, directly or indirectly, 10% or more of the voting power of the Company) is prohibited, within a three-year period, from engaging in any "combination" with the Company unless, prior to the interested stockholder becoming such, the Board of Directors of the Company had approved the acquisition. "Combination" is broadly defined to include any merger or any other transaction with the interested stockholder or any affiliate or associate thereof. After the interested stockholder has satisfied a three-year holding period, combinations may be permitted if the transaction is approved by a majority of the outstanding shares not owned by the interested stockholder and the transaction meets certain fair price criteria.

     In addition, under Nevada General Corporation Law ss.78.138, directors of Nevada corporations are given wide latitude to resist a change or potential change in control of the corporation.


Possible Consequences of the Anti-Takeover Effects of Proposals

     Your Board of Directors believes that the proposals, to the extent that they deter unsolicited takeover attempts, will promote conditions of stability in the business, management and control of the Company, discourage in advance certain takeover offers or other attempts to accumulate the Company's stock and encourage anyone contemplating such actions to negotiate with the Company, and assist the Company in defending against any such action if the Board does not believe it to be in the best interests of the Company and all of its shareholders.

     A takeover offer often places the target corporation virtually in the position of making a forced sale, sometimes when the market price of its stock may be temporarily depressed. The Board believes that frequently the consideration offered in such a situation, even though it may be in excess of the then market price, is less than that which could be obtained in a freely negotiated transaction. Your Board of Directors, in a freely negotiated transaction, would have the opportunity to seek a suitable partner at a time of its choosing and to negotiate the most favorable price and terms which reflect not only current, but also future value of the Company. The Board may also believe that the takeover offer is not in the best interests of the Company and its shareholders for additional reasons, such as those exhibited in the large number of business failures which resulted from overleveraged transactions. However, the Board may not have adequate time to consider fully the takeover offer and to determine what actions are in the best interest of the Company and its shareholders despite the provisions of applicable federal law regarding the minimum duration of certain takeover offers. Portions of the proposed amendments attempt to ameliorate the problem inherent in these situations.

     Takeover offers or other non-market acquisitions of stock are usually made at prices above the prevailing market price of the corporation's stock and often have a corresponding effect on such market price. Accumulation of stock through market purchases, whether or not for the purpose of acquiring control, may also support the price of a company's stock at levels higher than otherwise would be the case. Portions of the proposed amendments may discourage such takeover offers and purchases, even if holders of a majority of the Company's shares desire to sell such shares.

     The proposed amendments could under certain circumstances be used by management of the Company to perpetuate itself in control of the Company. In addition, the proposed amendments could encourage a potential purchase of the Company to negotiate with the Board of Directors and offer terms acceptable to it. Such terms might include continuation of the existing management of the Company or a commitment by the purchaser to provide benefits (such as employment contracts) not available to shareholders generally.

     The Company has not been the subject of any threatened unsolicited takeover bid and is not aware of any existing takeover threat.

                                   PROPOSAL 5
                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Grant Thornton LLP, independent certified public accountants, as independent auditors of the Company for the fiscal year ending October 31, 1996. Although the selection of auditors does not require ratification, the Board has directed that the appointment of Grant Thornton LLP be submitted to stockholders for ratification because management believes this matter is of such significance as to require stockholder participation. If stockholders do not ratify the appointment, the Board of Directors will consider the appointment of other independent certified accountants as auditors for the Company. No representatives of Grant Thornton LLP are expected to be present at the Meeting.


                                     Report

     All stockholders of record as of the Record Date are concurrently being sent a copy of the Company's Report on Form 10-K for the fiscal year ended October 31, 1995.



                                  Other Matter

     Stockholder proposals regarding the Annual Meeting to be held in 1997 must be submitted to the Company by December 1, 1996, to receive consideration.

                                    By order of the Board of Directors




                                    Leon Kopyt, President